Exhibit 99.2

Nixxy, Inc. Strengthens Leadership Team with Appointment of Julia Yu as Chief Financial Officer

New York, NY – Nixxy, Inc. (NASDAQ: NIXX) (member, Russell 3000E) (“Nixxy” or the “Company”) today announces the appointment of Julia Yu as Chief Financial Officer, effective immediately. This marks an important and highly positive step for the Company as it prepares for the next phase of scale and anticipated growth heading into 2026. The Company also noted that the prior CFO consulting arrangement with Adam Yang concluded in accordance with its terms and thanks Mr. Yang for his leadership over the past year.

“Julia’s appointment comes at exactly the right time for Nixxy,” said Mike Schmidt, CEO of Nixxy, Inc. “We are entering a period of rapid, and we believe potentially explosive, growth as we expand our AI-native communications and data infrastructure platform. Julia brings the experience and discipline to help us scale intelligently, building the systems, controls, and financial efficiencies needed to support larger transactions, manage complexity, and drive long-term value creation for our shareholders.”

Ms. Yu is a highly accomplished global finance executive with more than two decades of leadership experience across public companies and high-growth technology enterprises. Her background spans SEC reporting, IPO/SPAC readiness, public-company compliance, audit oversight, capital markets, M&A, and enterprise-wide financial transformation – skills that are directly aligned with Nixxy’s strategy as it grows into 2026 and beyond.

She has previously served as CFO and Executive Board Director for public companies and technology firms, leading organizations through complex regulatory environments, scaling financial systems, and overseeing major strategic and operational initiatives. Earlier in her career, Ms. Yu held senior finance roles at ExxonMobil and Unilever, where she developed deep operational and global experience across enterprise functions.

Ms. Yu has partnered with global innovators including AWS, Stripe, NVIDIA, IBM, and Visa, supporting transformative initiatives in intelligent automation, payments modernization, cross-border infrastructure, enterprise AI adoption, and real-time financial platforms. She is recognized for enabling scalable growth, strengthening financial discipline, and aligning execution with long-term value creation, all of which Nixxy expects will be critical as the Company manages a larger, more complex business.

Her thought leadership has been featured in Fortune, and she mentors founders through Techstars and Startupbootcamp. Ms. Yu holds CPA, MBA, CIA, and CGMA designations and is a Six Sigma Black Belt.

With this appointment, Nixxy believes it is adding a key strategic leader to help navigate its next stage of growth, support increasing transaction volume, and reinforce the financial foundation needed to execute on its 2026 scaling plans.

About Nixxy, Inc. (NASDAQ: NIXX) a technology company at the forefront of AI-powered business services, powering the next generation of intelligent services. Anchored by its proprietary AI Infrastructure platform, Nixxy provides scalable, secure, and LLM-agnostic infrastructure for deploying private AI at scale. From global voice and messaging to AI-enhanced diagnostics, Nixxy delivers solutions where infrastructure, intelligence, and monetizable data converge. With a strategy focused on platform extensibility, data monetization, and data access models, Nixxy is building the foundation for the future of enterprise AI deployment and private data economy.

Filings and press releases can be found at http://www.nixxy.com/investor-relations.

Contact Information
Investor Contact: Nixxy, Inc.
Investor Relations Email: IR@nixxy.com
Phone: (877) 708-8868

Forward-Looking Statements Disclaimer

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, including those regarding the Company's business strategy, future operations, acquisition strategy, financial position, potential growth, spin-out transactions, and market opportunities. Words such as 'anticipates,' 'believes,' 'expects,' 'intends,' 'plans,' and 'will,' or similar expressions, are intended to identify forward-looking statements. These statements are based on the Company's current expectations and beliefs and involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company disclaims any obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

No Offer or Solicitation Disclaimer
This communication is for informational purposes only and is not intended to and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Risk Factors

Investors should carefully consider the risks associated with the Company's business and the spin-out transaction described herein, including but not limited to: the uncertainty surrounding the timing of the spin-out; the ability to successfully execute acquisitions and integrate acquired companies; the impact of technological changes on the Company's operations; and other risks detailed in the Company's filings with the Securities and Exchange Commission, including those risk factors contained in the Company's Form 10-K for the year ended December 31, 2024.